Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of [                ], 2014 (the “Effective Date”) by and between Insmed Incorporated, a Virginia corporation (the “Company”), and [                        ] (the “Indemnitee”).

RECITALS

WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance, advancement of expenses, and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Articles of Incorporation providing for indemnification and advancement of expenses of its directors and officers under the Virginia Stock Corporation Act (the “VSCA”), and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses, as authorized by the Articles of Incorporation and Section 13.1-704 of the VSCA;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company as the Company may request, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive the maximum protection against such risks and liabilities as may be afforded by applicable law, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its shareholders; and

WHEREAS, the Company desires to have the Indemnitee continue to serve as a director or officer of the Company and in any other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1.                                      Definitions.  For purposes of this Agreement:

(a)                                 A “Change in Control” will be deemed to have occurred if the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(b)                                 “Disinterested Director” means a director of the Company who was a director of the Company at the time of the occurrence giving rise to the Proceeding in respect of which indemnification is being sought by the Indemnitee and who is not at the time action is to be taken under this Agreement a party to such Proceeding.

(c)                                  “Expenses” means reasonable expenses incurred in connection with or resulting from any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, arbitrative, legislative, investigative, or other nature, and whether formal or informal, including, without limitation, reasonable attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and reasonable expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13, and 16 hereof, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

(d)                                 “Independent Counsel” means the law firm or a member of the law firm that was last designated by the Board of Directors as the Company’s principal Virginia legal counsel prior to the time of the occurrence giving rise to the Proceeding in respect of which indemnification is being sought by the Indemnitee; or if such Virginia legal counsel is unwilling to so serve for any reason, then legal counsel licensed in the Commonwealth of Virginia and mutually acceptable to the Board of Directors and the Indemnitee; or, in the event that a Change in Control has occurred, such legal counsel licensed in the Commonwealth of Virginia as is selected by the Indemnitee.  Notwithstanding the foregoing, the term “Independent Counsel”

shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e)                                  “Other Enterprise” means any other foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity.  For clarity, service as a trustee or as a member of a management or similar committee of a partnership, joint venture, or limited liability company shall be considered service as a director, officer, or employee of the trust, partnership, joint venture, or limited liability company.

(f)                                   “Proceeding” means any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, arbitrative, legislative, investigative, or other nature, and whether formal or informal, in which the Indemnitee is or may become involved, as a party or otherwise, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, or agent of any Other Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any liability is incurred for which indemnification or advancement can be provided under this Agreement.

2.                                      Service by the Indemnitee.  The Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or tenders a resignation.

3.                                      Indemnification and Advancement of Expenses.  The Company shall, to the fullest extent permitted by law and the Company’s Articles of Incorporation, indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee with respect to any such Proceeding, except as otherwise provided in this Agreement.  Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:

(a)                                 to the extent expressly prohibited by applicable law or the Articles of Incorporation or Bylaws of the Company;

(b)                                 for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the articles of incorporation or bylaws, or agreement of the Company or any other company or other enterprise (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee); or

(c)                                  in connection with an action, suit, or proceeding, or part thereof initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee, or (ii) the Company in an action, suit, or proceeding initiated by the Indemnitee), except a judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Company.

4.                                      Proceedings Other than an Action by or in the Right of the Company.  Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee is or may become involved, as a party or otherwise, in any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, or agent of any Other Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.  Pursuant to this Section, the Indemnitee shall be indemnified against all liability (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) incurred by the Indemnitee in connection with such Proceeding, unless the Indemnitee engaged in willful misconduct or a knowing violation of the criminal law.

5.                                      Indemnity in Proceedings by or in the Right of the Company.  Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee is or may become involved, as a party or otherwise, in any Proceeding brought by or in the right of the Company by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, or agent of any Other Enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity.  Pursuant to this Section, the Indemnitee shall be indemnified against all liability (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) incurred by the Indemnitee in connection with such Proceeding, unless the Indemnitee engaged in willful misconduct or a knowing violation of the criminal law.

6.                                      Indemnification for Costs, Charges, and Expenses of Successful Party.  Notwithstanding any limitations of Sections 3(c), 4 and 5 above, to the extent that:  (a) the Indemnitee has entirely prevailed, on the merits or otherwise, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or (b) it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee in connection therewith.

7.                                      Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the liability (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) incurred in connection with any Proceeding, or in connection with any judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such liability incurred to which the Indemnitee is entitled.

8.                                      Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the VSCA, the Indemnitee shall be entitled to indemnification against all Expenses incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s service as a director or officer of the Company, in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other  proceeding, including any and all appeals, whether of a civil, criminal, administrative, arbitrative, legislative, investigative, or other nature, and whether formal or informal, to which the Indemnitee neither is, nor is threatened to be made, a party.

9.                                      Determination of Entitlement to Indemnification.  To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company.  Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee.  Upon receipt by the Secretary of the Company of a written request by the Indemnitee for indemnification, except to the extent required pursuant to Section 6, the indemnification shall be paid unless the following person or persons determine that the Indemnitee has engaged in willful misconduct or a knowing violation of the criminal law:  (a) the Board of Directors of the Company by a majority vote of Disinterested Directors, provided there are at least five such Disinterested Directors (and which majority shall for such purpose constitute a quorum); (b) a committee of at least five Disinterested Directors designated by a majority vote of the Disinterested Directors; (c) if there are not at least five Disinterested Directors, by Independent Counsel in a written opinion to the Company, a copy of which shall be delivered to the Indemnitee; or (d) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion to the Company, a copy of which shall be delivered to the Indemnitee.  In the event that a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee.  If the Board of Directors and Indemnitee are entitled to select such Independent Counsel for the reasons described in Section 1(d) and cannot mutually agree on such selection (or upon failure of the Indemnitee to select such Independent Counsel, in the event a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction.  Unless a determination is made that the Indemnitee is not entitled to indemnification, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Secretary of the Company of a written request for indemnification.  If the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, the person or persons charged with making the determination under this Section shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

10.                               Presumptions and Effect of Certain Proceedings.  The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 9 that the Indemnitee has made such request for indemnification.  Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder, unless the Company establishes by a preponderance of the evidence that the Indemnitee engaged in willful misconduct or a knowing violation of the criminal law.  If a determination that the Indemnitee engaged in such conduct is not made pursuant to Section 9 within 60 calendar days after receipt by the Secretary of the Company of a written request for indemnification, the Indemnitee shall be absolutely entitled to indemnification, absent actual fraud in the request for indemnification, and such indemnification shall be paid.  The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself:  (a) create a presumption that the Indemnitee engaged in willful misconduct or a knowing violation of the criminal law, or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

11.                               Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit.  In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 16, the Indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the Commonwealth of Virginia seeking an adjudication of entitlement to such indemnification or advancement of Expenses.  Alternatively, the Indemnitee at the Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator in the Commonwealth of Virginia pursuant to the rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration.  The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.  Notwithstanding any other provision of this Agreement, in any suit or arbitration brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit or arbitration brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee engaged in willful misconduct or a knowing violation of the criminal law.  Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee engaged in willful misconduct or a knowing violation of the criminal law.  Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of such suit or arbitration that the Indemnitee engaged in such conduct, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors or Independent Counsel) that the Indemnitee engaged in such conduct, shall create a presumption that the Indemnitee engaged in such conduct, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 11 or otherwise shall be on the Company, which must establish such burden by a preponderance of the evidence.  The Company further agrees to stipulate in any court or before any arbitrator pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.  If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall indemnify the Indemnitee for all Expenses incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall indemnify the Indemnitee for all Expenses incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12.                               Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of shareholders or Disinterested Directors, provisions of the articles of incorporation or bylaws (including the Articles of Incorporation or Bylaws of the Company), or otherwise.

13.                               Expenses to Enforce Agreement.  In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses incurred by the Indemnitee in connection therewith.

14.                               Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee is serving at the request of the Company as a director, officer, manager, partner, trustee, employee, or agent of any Other Enterprise, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent, or trustee of the Company or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, or agent of any Other Enterprise.  This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger, conversion or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.  To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Articles of Incorporation or Bylaws of the Company, or under this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, except to the extent any such indemnification or advancement of Expenses is expressly prohibited by this Agreement.

15.                               Notification and Defense of Proceeding.  Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a)                                 The Company shall be entitled to participate therein at its own expense;

(b)                                 Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee.  After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below.  The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)                                  Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or arbitral award if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding.  The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16.                               Advancement of Expenses.

(a)                                 Except as provided in Section 16(b) below, all Expenses incurred by the Indemnitee with respect to any Proceeding described in Section 4 or 5 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee.  To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company.  Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by (i) a signed written statement of the Indemnitee’s good faith belief that he or she has not engaged in willful misconduct or a knowing violation of the criminal law, and (ii) a written undertaking, signed by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise.  The Indemnitee’s undertaking to repay any such amounts is not required to be secured, and such undertaking shall be accepted without reference to the Indemnitee’s final ability to make repayment.  Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Secretary of the Company of such written request.  The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court or arbitrator shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder.

17.                               Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever:  (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest enforceable extent.

18.                               Headings; References; Pronouns.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  References herein to section numbers are to sections of this Agreement.  All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

19.                               Other Provisions.

(a)                                 This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the Commonwealth of Virginia.

(b)                                 This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(c)                                  This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and the Company.

(d)                                 In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(e)                                  This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.  No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

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IN WITNESS WHEREOF, the Company and the Indemnitee have caused this Agreement to be executed as of the date first written above.

INSMED INCORPORATED

By:
Name:
Title:

Indemnitee